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                                 Exhibit 12.1
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                                                                            EXHIBIT 12.1
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                                   MAY & SPEH, INC.
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              COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
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                          (Amounts in thousands of dollars)
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                           1993     1994    1995     1996     1997  12/31/96   12/31/97 (A)
                           ----     ----    ----     ----     ----  --------   --------
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Pretax income             $5,609  $ 9,528  $12,526  $16,498  $18,898  $3,818   $ 1,055
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Fixed charges:
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  Interest expense         1,974    1,693    1,543    1,843    2,618     577       756
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  Rental expense - 33%     1,607    2,113    2,881    3,904    3,837     939       913
                          ------  -------  -------  -------  -------  ------    ------
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  Total fixed charges      3,581    3,806    4,424    5,747    6,455   1,516     1,669
                          ------  -------  -------  -------  -------  ------    ------
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Earnings before income
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  taxes and fixed charges $9,190  $13,334  $16,950  $22,245  $25,353  $5,334    $2,724
                          ======  =======  =======  =======  =======  ======    ======
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Ratio of earnings to fixed
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  charges                    2.6      3.5      3.8      3.9      3.9     3.5       1.6
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(A) Included in earnings for the three months ended December 31, 1997, was a one-time
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    restructuring charge of $4,700 before income taxes ($2,900 after taxes) relating to
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    payments made under existing contracts to prior members of management as disclosed
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    in Note 11 to the Company's consolidated financial statements. Excluding this
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    charge, the ratio of earnings to fixed charges would have been 4.8.
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